UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 4, 2005

TRANSMONTAIGNE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11763	06-1052062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Item 1.01.   Entry into a Material Definitive Agreement

                On May 4, 2005, TransMontaigne Inc. (“TransMontaigne”) entered into a first amendment to its $400 million senior secured working capital credit facility with the lenders party thereto, JPMorgan Chase Bank, N.A. and UBS AG, Stamford Branch, as syndication agents, Société Générale, New York Branch and Wells Fargo Foothill, LLC, as the documentation agents, and Wachovia Bank, National Association, as agent (the “First Amendment”).

                The principal purpose of the First Amendment was to make changes necessary for TransMontaigne to be able to complete the initial public offering of its subsidiary master limited partnership, TransMontaigne Partners L.P. (“Partners”).  Pursuant to the first amendment, the original working capital credit facility will be amended and restated at the time of the completion of Partners’ initial public offering to give TransMontaigne additional flexibility to use the proceeds of the offering to make investments and permitted acquisitions.  The amended and restated working capital credit facility will also make several technical changes to reflect TransMontaigne’s and Partners’ new corporate structures.  In addition, the First Amendment makes several additional changes to the working capital credit facility that are effective immediately.  The immediately effective changes include the following:

•                  The definition of “Permitted Acquisitions” is modified to increase TransMontaigne’s ability to make acquisitions without lender approval from $10 million in any fiscal year to $20 million in any fiscal year.

•                  The amount of cash that TransMontaigne may include in the “Borrowing Base” calculation governing the amount of loans available under the working capital credit facility has been limited to $5 million.

•                  Under the original terms of the working capital credit facility TransMontaigne was required to maintain a “Fixed Charge Coverage Ratio” of at least 1.10 to 1.0 if unused borrowing base availability was less than $75 million.  The First Amendment lowers the threshold for maintaining that fixed charge coverage ratio to $50 million of unused borrowing base availability.

•                  For purposes of calculating the fixed charge coverage ratio, the definition of “Consolidated Capital Expenditures” has been modified so that it only includes expansion capital expenditures in excess of $10 million for any four consecutive fiscal quarters, while continuing to include all maintenance capital expenditures.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.

Date: May 4, 2005	By:	/s/ Donald H. Anderson
Donald H. Anderson
Chief Executive Officer and President